Exhibit 32.1

The Coast Distribution System, Inc.

Annual Report on Form 10-K

for the Year ended December 31, 2005,

as Amended on Form 10-K/A

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, who is the Chief Executive Officer of The Coast Distribution System, Inc. (the “Company”), hereby certifies that (i) the Annual Report on Form 10-K for the year ended December 31, 2005, as filed by the Company with the Securities and Exchange Commission and as amended by this Amendment on Form 10-K/A (the “Annual Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 28, 2006

/s/ THOMAS R. MCGUIRE
Thomas R. McGuire
Chairman and Chief Executive Officer